UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 6, 2018

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	-
(Address of principal executive offices)	(Zip Code)

+353 1 7094000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2018, the Board of Directors of Perrigo Company plc (“Perrigo” or the “Company”) announced the appointment of Mr. Uwe Röhrhoff, 55, as President, Chief Executive Officer (“CEO”) and director, effective January 15, 2018, following the retirement of John T. Hendrickson from those positions on the same day. Mr. Hendrickson tendered his resignation on January 6, 2018, conditioned upon the appointment of Mr. Röhrhoff on January 15, 2018. Mr. Hendrickson will remain with the Company in an advisory role to assist in the transition until March 15, 2018.

Prior to joining Perrigo, Mr. Röhrhoff served as the CEO of Gerresheimer AG, a leading global manufacturer of pharmaceutical packaging products and medical devices for storage, dosage and safe administration of drugs, until August 31, 2017 and remained in an advisory role until November 30, 2017. He has more than 25 years of experience with Gerresheimer AG, beginning his career with Gerresheimer AG in 1991 heading the Finance and Controllership functions. Since then, he has advanced within the organization, serving in a number of leadership roles including CEO and Chief Financial Officer of two different subsidiaries: Tettauer Glashüttenwerke AG, and Kimble USA Inc. At Kimble USA Inc., Mr. Röhrhoff served as both CEO and CFO for the company’s U.S. operations. Mr. Röhrhoff earned a business studies degree from the University of Cologne. He has served on the board of directors of Catalent, Inc., a pharmaceutical drug delivery technology company, since February 2017.

In connection with Mr. Röhrhoff’s appointment, the Company’s subsidiary, Perrigo Pharma International DAC (“Perrigo DAC”), entered into an employment agreement with Mr. Röhrhoff on January 7, 2018 to be effective January 15, 2018 (the “Perrigo DAC Employment Agreement”). The Perrigo DAC Employment Agreement has an initial term of three years, which is subject to automatic renewal thereafter for one-year periods unless either party provides 180 days’ prior notice of non-renewal. The Perrigo DAC Employment Agreement provides that Mr. Röhrhoff will be entitled to an annual base salary of €850,000 and a target annual bonus opportunity of no less than 125% of his annual base salary (the “Target Annual Bonus”), with the actual amount of the annual bonus ranging from 0% to 200% of the Target Annual Bonus; provided that Mr. Röhrhoff will receive at least 50% of the Target Annual Bonus if the minimum applicable performance metrics are achieved for the first fiscal year. He will also be eligible to participate in the long-term equity incentive plan and employee benefit plans offered to other senior executives of Perrigo or Perrigo DAC; provided that such grants made to Mr. Röhrhoff in 2018 shall have a grant date fair value of no less than €5,100,000. Mr. Röhrhoff will also receive a €850,000 sign-on bonus (the “Sign-On Bonus”), to be paid €425,000 in cash and €425,000 in restricted stock units of Perrigo (the “RSUs”), all of which RSUs will vest on the second anniversary of the grant date (the “Sign-On RSUs”). In the event of Mr. Röhrhoff’s termination without cause or resignation for good reason (each, as defined in the Perrigo DAC Employment Agreement), a pro-rata portion of the Sign-On RSUs will vest based on the number of days that Mr. Röhrhoff has been employed with Perrigo DAC. In addition, the Perrigo DAC Employment Agreement entitles Mr. Röhrhoff to certain tax equalization benefits, as well as indemnification to the fullest extent permitted by applicable law and directors’ and officers’ insurance coverage, in each case, to the same extent as other officers and directors of Perrigo and Perrigo DAC.

If Mr. Röhrhoff’s employment is terminated involuntarily by Perrigo DAC without cause or by Mr. Röhrhoff for good reason, in either case, other than upon, or within 24 months following, a change in control, he will be entitled to a prorated annual bonus for the year of termination (determined based on actual performance), cash severance equal to 1.5 times the sum of his annual base salary and target annual bonus opportunity, and payment of the cost of health care continuation coverage for up to 18 months following termination (plus monthly payments equal to the amount of such coverage for up to an additional six months, if he is not entitled to coverage from another employer). Mr. Röhrhoff will also be entitled to the continued vesting of any then-outstanding equity incentive awards (other than the RSUs) for 24 months following his termination.

If Mr. Röhrhoff’s employment were terminated involuntarily by Perrigo DAC without cause or by Mr. Röhrhoff for good reason, in either case, upon, or within 24 months following, a change in control, he would be entitled to substantially the same benefits as described above, except the prorated annual bonus would be determined based on his target bonus opportunity, he will receive an additional lump sum cash payment in an amount equal to the cost of healthcare continuation coverage for six months following termination, and the cash severance payment would be equal to two times the sum of his annual base salary and target annual bonus opportunity. Mr. Röhrhoff will also be entitled to the full vesting of any then-outstanding equity incentive awards (other than the RSUs), with any then-outstanding performance-based equity incentive awards vesting based on “target” levels of achievement of the applicable performance thresholds.

The foregoing severance benefits are subject to Mr. Röhrhoff’s execution of a release of claims in favor of Perrigo, Perrigo DAC and their affiliates. In addition, Mr. Röhrhoff has agreed to comply with (i) a post-termination noncompete covenant and a post-termination nonsolicitation of customers and employees covenant, each of which will endure for (x) 18 months following any termination of employment other than upon or within 24 months following a change in control, and (y) 24 months following any termination of employment upon or within 24 months following a change in control, (ii) a perpetual confidentiality covenant, and (iii) a perpetual mutual nondisparagement covenant; provided that the aforementioned post-termination noncompete covenant will not apply following a termination of Mr. Röhrhoff’s employment by Perrigo DAC without cause. Further, Mr. Röhrhoff has agreed to assign all intellectual property he develops in connection with his employment to Perrigo and its affiliates.

Upon Mr. Röhrhoff becoming eligible to lawfully work and reside in the United States, he will enter into a new employment agreement with Perrigo Management Company, a U.S. subsidiary of Perrigo (“Perrigo Management,” and the new employment agreement, the “Perrigo Management Employment Agreement”). The Perrigo Management Employment Agreement, which shall be in the form attached as Exhibit A to the Perrigo DAC Employment Agreement, would be substantially similar to the Perrigo DAC Employment Agreement, except that Mr. Röhrhoff would not receive an additional Sign-On Bonus, the tax equalization benefits described above would cease, Mr. Röhrhoff’s salary and bonuses would be paid in U.S. dollars, and he would receive relocation benefits.

The foregoing summary of the Perrigo DAC Employment Agreement is qualified in its entirety by the full text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

There is no arrangement or understanding between Mr. Röhrhoff and any other persons pursuant to which Mr. Röhrhoff was selected as an officer. There are no family relationships between Mr. Röhrhoff and any director or executive officer of the Company and no related-party transactions involving Mr. Röhrhoff that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, effective as of January 15, 2018, by and between Perrigo DAC Company and Uwe Röhrhoff.

10.2	Forms of Service-Based Restricted Stock Unit Award Agreements under the Company’s Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PERRIGO COMPANY PLC

	By:	/s/ Todd W. Kingma
Dated: January 8, 2018		Todd W. Kingma
Executive Vice President, General Counsel and Secretary